EXHIBIT 2.1

                                                                         ANNEX 1

                             OEI INTERNATIONAL, INC.

                               UNIFORM PROVISIONS
                                     FOR THE

                                   ACQUISITION
                                       OF

                               FOUNDING COMPANIES

               WORDS AND TERMS USED IN THESE UNIFORM PROVISIONS WHICH ARE DEFINED IN THE AGREEMENT AND PLAN OF REORGANIZATION AMONG OEI INTERNATIONAL, INC., [NEWCO], [NAME OF ACQUISITION CANDIDATE] AND ITS STOCKHOLDERS NAMED THEREIN (CALLED THEREIN AND HEREIN "THIS AGREEMENT") TO WHICH THESE UNIFORM PROVISIONS ARE ATTACHED AS ANNEX I, ARE USED HEREIN AS DEFINED THEREIN.
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                             THE UNIFORM PROVISIONS

                                    ARTICLE I

                             ADDITIONAL DEFINITIONS

        Section 1.02 ADDITIONAL DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below:

               "ACQUISITION PROPOSAL" has the meaning specified in Section 6.05.

               "AFFILIATE" means, as to any specified Person, any other Person who, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of the Person, by contract, or otherwise).

               "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in New York, New York or Houston, Texas are authorized or obligated to close.

               "CAPITAL LEASE" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement.

               "CAPITAL STOCK" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in the corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in the Entity.

               "CASH COMPENSATION" means, as applied to any employee, nonemployee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Company or any Company Subsidiary, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by the Company and each Company Subsidiary to that employee or other natural person.

               "CERCLA" means the Comprehensive Environmental Response, Conservation, and Liability Act of 1980.

               "CERTIFICATE OF MERGER" means: (a) if the Surviving Corporation is a Delaware corporation, the certificate of merger respecting the Merger which contains the information


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        required by the DGCL to effect the Merger; and (b) if the Company's
        Organization State is not Delaware, the articles or certificate of merger respecting the Merger which contains the information required by the laws of the Company's Organization State to effect the Merger.

               "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time,
        (a) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of the Entity,
        (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of the Entity, and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of the Entity's Capital Stock or of any rights in respect of the Entity's Capital Stock.

               "CLAIM NOTICE" has the meaning specified in Section 9.05.

               "CLOSING" has the meaning specified in Section 1.01.

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMPANY COMMITMENT" has the meaning specified in Section 4.22.

               "COMPANY ERISA BENEFIT PLAN" has the meaning specified in Section 4.26(d).

               "COMPANY ERISA PENSION PLAN" has the meaning specified in Section 4.26(d).

               "COMPANY ERISA GROUP" means any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code, or any "controlled group" as defined in Section 4001(a)(14) of ERISA, of which the Company is a member.

               "COMPANY SUBSIDIARY" means at any time any Entity that is a Subsidiary of the Company at that time.

               "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from designs, reports, investigations, research, testing, development, work-in-progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and any other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

               "CURRENT BALANCE SHEET" has the meaning specified in Section
        1.01.

     "CURRENT BALANCE SHEET DATE" has the meaning specified in Section 1.01


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               "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

               "CURRENT MARKET PRICE" means, as to the OEI Common Stock on any date, the average of the daily closing prices for the ten (10) consecutive trading days before such date excluding any trades which are not bona fide arm's length transactions. The closing price for each day shall be (i) if the OEI Common Stock is listed or admitted for trading on any national securities exchange, the last sale price of the OEI Common Stock, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which the OEI Common Stock is listed, (ii) if the OEI Common Stock is not then traded on any such national securities exchange but is traded on the National Market System, the mean between the closing high bid and low asked quotations of the OEI Common Stock in the National Market System, as reported by any member firm of the New York Stock Exchange selected by OEI, or (iii) if not quoted as described in clauses (i) and (ii), the mean between the high bid and low asked quotations for the OEI Common Stock as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by OEI. If the OEI Common Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if actual transactions are reported and in the manner set forth in clause
        (ii) of the preceding sentence, if bid and asked quotations are reported but actual transactions are not.

               "DAMAGE" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable and necessary or appropriate fees and actual expenses of and disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of, any other nature of that Person.

               "DAMAGE CLAIM" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

               "DGCL" means the General Corporation Law of the State of Delaware.

               "DERIVATIVE SECURITIES" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (a) any unissued Capital Stock of the specified Entity or (b) any Capital Stock of the specified Entity which has been issued and is being held by the Entity directly or indirectly as treasury Capital Stock.


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               "EFFECTIVE TIME" has the meaning specified in Section 2.02.

               "ELECTION PERIOD" has the meaning specified in Section 9.05(b).

               "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company or any Company Subsidiary.

               "EMPLOYMENT AGREEMENT" means at any time (a) any agreement to which the Company or any Company Subsidiary is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company or any Company Subsidiary, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) any agreement between the Company or any Company Subsidiary and any Person which arises from the sale of a business by that Person to the Company or any Company Subsidiary and limits that Person's competition with the Company or any Company Subsidiary.

               "ENGINEERING CONTRACT" means any written or oral contract, subcontract or other agreement under which the Company or a Company Subsidiary is or may become obligated to (a) provide to or for any Person design, engineering, construction, construction management, technical, project management, quality control or quality assurance, consulting, procurement, inspection, or supervisory services which require or involve the Practice of Engineering by the Company or a Company Subsidiary or (b) construct, erect, assemble, manufacture, fabricate, modify, convert or demolish for, or for sale to, any Person all or any part of any building, plant, structure or other physical facility, any roads, highways, bridges, tunnels or railways, or any machinery, equipment or apparatus.

               "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

               "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including


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
        petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons or hydrochlorofluorocarbons).

               "ERISA" means the Employee Retirement Income Security Act of
        1974.

               "ERISA AFFILIATE" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

               "ERISA AFFILIATE PENSION PLAN" has the meaning specified in
        Section 4.26(d).

               "ERISA EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

               "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "FINAL PROSPECTUS" means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not the prospectus so furnished to the Underwriter is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so furnished will be the "FINAL PROSPECTUS."

               "FINANCIAL STATEMENTS" means the Initial Financial Statements and the other financial statements of the Company and the Company Subsidiaries, if any, delivered to OEI prior to the Effective Time pursuant to Section 6.09.

               "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which (i) have been concurred with by Arthur Andersen LLP and (ii) have been or are applied on a basis consistent (except for changes concurred with by Arthur Andersen LLP) with the most recent audited Financial Statements delivered to OEI prior to the Effective Time.

               "GENERAL RELEASE" means the general release of the Company and the Company Subsidiaries to be executed at or before, and delivered to OEI and the Company at, the


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        Closing, effective as of the Effective Time, by each Stockholder, which general release shall be in the form of the attached Exhibit 1.02-B, with its blanks appropriately completed.

               "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority.

               "GOVERNMENTAL AUTHORITY" means any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government.

               "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, order, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

               "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise representing liability for any obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect,
        (a) to purchase or pay (or advance or supply funds for the purchase or payment of) the other Person's obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment, or
        (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; PROVIDED, HOWEVER, that the term "GUARANTY" excludes endorsements for collection or deposit in the ordinary course of the endorser's business.

               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

               "IMMEDIATE FAMILY MEMBER" of a Stockholder means at any time: (a) if the Stockholder is a natural person, any child or grandchild (by blood or legal adoption) or spouse of the Stockholder at that time, or any child of the Stockholder's spouse; and (b) if the Stockholder is an Entity which has as an ultimate beneficial owner one or more natural persons, or a natural person and his spouse, any child or grandchild (by blood or legal adoption) or spouse at that time (if not then an ultimate beneficial owner of the Entity), or any child of the spouse, of the ultimate beneficial owner or owners of the Entity.

               "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account


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        of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of Capital Leases, or (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed the liability or otherwise become liable for its payment, or
        (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

               "INDEMNITY NOTICE" has the meaning specified in Section 9.05(e).

               "INDEMNIFIED PARTY" has the meaning specified in Section 9.05(b).

               "INDEMNIFYING PARTY" has the meaning specified in Section
        9.05(b).

               "INFORMATION" means written information, including (a) data, certificates, reports and statements (excluding Financial Statements) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

               "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks of that Person, either generally or under specific contingencies, between that Person and any other Person.

               "IPO" means the first time after January 1, 1998 a registration statement filed under the Securities Act and respecting a primary offering by OEI of shares of OEI Common Stock is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by OEI.

               "IPO CLOSING DATE" means the date on which OEI first receives payment for the shares of OEI Common Stock it sells to the Underwriter in the IPO.

               "IPO PRICE" means the price per share of OEI Common Stock which is set forth as the "price to public" on the cover page of the Final Prospectus.

               "IPO PRICING DATE" means the date, if any, on which OEI and the Underwriter agree in the Underwriting Agreement to the price per share of Common Stock at which the Underwriter, subject to the terms and conditions of the Underwriting Agreement, will purchase newly issued shares of OEI Common Stock from OEI on the IPO Closing Date.


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               "IRS" means the Internal Revenue Service.

               "LIEN" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom), in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "ADVERSE CLAIM" (as defined in Section 8-102(a) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to that asset.

               "LITIGATION" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

               "MATERIAL" means, as applied to any specified Entity, material to the business, operations, property or assets, liabilities, financial condition or results of operations of the specified Entity and its Subsidiaries considered as a whole.

               "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Company and the Company Subsidiaries considered as a whole (or after the Effective Time the Surviving Corporation and the Company Subsidiaries considered as a whole), that such fact or circumstance has caused, is causing or can reasonably be expected to cause, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

               "MATERIAL AGREEMENT" of an Entity means any contract or agreement
        (a) to which the Entity or any of its Subsidiaries is a party, or by which the Entity or any of its Subsidiaries is bound or to which any property or assets of the Entity or any of its Subsidiaries is subject and (b) which is Material to the Entity.

               "MATERIAL ENGINEERING CONTRACT" has the meaning specified in
        Section 4.22(a).

               "MINIMUM CASH AMOUNT" has the meaning specified in Section 7.02(a)(iii).

               "MOODY'S" means Moody's Investors Service, Inc.


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               "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
        Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

               "NATIONAL MARKET SYSTEM" means the National Market System of the Nasdaq Stock Market, Inc.

               "NEWCO COMMON STOCK" means the common stock, par value $1 per share, of Newco.

               "OEI COMMON STOCK" means the common stock, par value $.001 per share, of OEI.

               "OEI INDEMNIFIED PARTY" means OEI and its Affiliates (including, from and after the Effective Time, the Company and all Company Subsidiaries) and each of their respective officers, directors, employees, agents and counsel; PROVIDED, HOWEVER, that no Person who indemnifies any OEI Indemnified Parties under this Agreement in his capacity as a Stockholder will be an OEI Indemnified Party for purposes of this Agreement, notwithstanding that the Person is an OEI Indemnified Party for purposes of one or more of the Other Agreements.

               "OEI INDEMNIFIED LOSS" has the meaning specified in Section 9.03(a).

               "ORGANIZATION STATE" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

               "OTHER AGREEMENTS" has the meaning specified in the Preliminary Statements in this Agreement.

               "OTHER COMPENSATION PLAN" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Company or any Company Subsidiary, including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or Derivative Securities of the Company or any Company Subsidiary, but excluding all Company ERISA Pension Plans and Employment Agreements.

               "OTHER FINANCING SOURCES" has the meaning specified in Section 7.02(a)(iii).


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               "OTHER TRANSACTION DOCUMENTS" means the Other Agreements and the other written agreements, documents, instruments and certificates at any time executed pursuant to or in connection with the Other Agreements (other than the Transaction Documents and the Underwriting Agreement), all as amended, modified or supplemented from time to time.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "PERMITTED INVESTMENTS" means at the time of their purchase or other acquisition by the Company or any Company Subsidiary (a) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year, (b) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P or P-1 by Moody's, and (c) certificates of deposit and bankers' acceptances having maturities of not more than one year of any commercial bank or trust company if (A) the issuing bank or trust company has a combined capital and surplus of at least $5 million and
        (B) its unsecured long-term debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A- by S&P or A3 by Moody's.

               "PERMITTED LIENS" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen and landlords for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with worker's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, Engineering Contracts, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially diminish the value of the surface estate or interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in Section 4.19 of the Disclosure Statement or any lease that, under GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in Section 4.18 or 4.19 of the Disclosure Statement so long as the Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

               "PERSON" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.


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               "PLAN" has the meaning specified in Section 4.27(a).

               "PRACTICE OF ENGINEERING" means any service or creative work the performance of which requires engineering education, training and experience in the application of special knowledge of the mathematical, physical or engineering sciences to such services or creative work, and includes the application of such service or creative work in (a) the design, engineering, assembly, programming, integration or installation of control and instrumentation systems and (b) the design, engineering, fabrication or installation of modular refining and processing plants.

               "PRIVATE PLACEMENT MEMORANDUM" means the OEI Private Placement Memorandum dated as of April ___, 1998, relating to the offer of OEI Common Stock in connection with the Merger.

               "PROFESSIONAL CODES" means any and all Governmental Requirements relating to the Practice of Engineering or the licensing, qualification or registration of natural persons as engineers of any classification.

               "PROHIBITED TRANSACTION" means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

               "PROPERTY, PLANT AND EQUIPMENT" means at any time any property that then would be included and classified as property, plant and equipment on a consolidated balance sheet, prepared in accordance with GAAP, of the Company and the Company Subsidiaries.

               "PROPRIETARY RIGHTS" means (a) patents, applications for patents and patent rights, (b) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights and (c), in the case of the Company or any Company Subsidiary, all agreements relating to the technology, know-how or processes used or marketed in any business of the Company or any Company Subsidiary.

               "QUALIFIED PLANS" has the meaning specified in Section 4.27(b).

               "RCRA" means the Resource Conservation and Recovery Act of 1976.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be executed and delivered at the Closing by OEI and the Stockholders electing to be parties thereto, which shall be in the form of Exhibit 1.02-A, with it blanks appropriately completed.

               "REGISTRATION STATEMENT" means the registration statement (including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments thereof and all supplements and exhibits thereto) filed by OEI with the SEC to register shares of OEI Common Stock under the Securities Act for public offering and sale in the IPO.

               "RELATED PARTY AGREEMENT" means any contract or other agreement, written or oral, to which the Company or any Company Subsidiary is a party or is bound or by which any property of the Company or any Company Subsidiary is bound or may be subject and (a) to which any Stockholder or any of that Stockholder's Related Persons or Affiliates also is a party, (b) of which any Stockholder or any Stockholder's Related Persons or Affiliates is a beneficiary, or (c) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the Registration Statement.

               "RELATED PERSON" of a Stockholder means: (a) if the Stockholder is a natural person, (i) any Immediate Family Member of the Stockholder,
        (ii) any Estate of the Stockholder or any Immediate Family Member of the Stockholder, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Immediate Family Members of the Stockholder, and (iv) any Entity the entire equity interest in which is owned by any one or more of the Stockholder and Immediate Family Members of the Stockholder; and (b) if the Stockholder is an Entity, Estate or trust, (i) any Person who owns an equity interest in the Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of the Stockholder, or (iii) any other Entity the entire equity interest in which is owned by any one or more of the Stockholder and Immediate Family Members of the Stockholder. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, (i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that person's estate.

               "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of that Person's directors, officers, employees, Affiliates, accountants (including independent certified public accountants), underwriters, advisors, attorneys, consultants or other agents.

               "REPORTABLE EVENT" means, with respect to any Company ERISA Pension Plan, (a) the occurrence of any of the events set forth in
        Section 4043(b) or 4043(c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan, (b) any event requiring the Company or any ERISA Affiliate to provide security to that plan under Section 401(a)(29) of the Code, or (c) any failure to make a payment required by Section 412(m) of the Code with respect to that plan.

               "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by the Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of the Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of the Entity or any Affiliate of the Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of the Entity or any of its Affiliates.

               "RESTRICTED PERIOD" has the meaning specified in Section 11.02.

               "RETURNS" means the returns, reports or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SOLID WASTES, HAZARDOUS WASTES OR HAZARDOUS SUBSTANCES" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of the Company or any Company Subsidiary which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

               "S&P" means Standard and Poor's Rating Group.

               "STOCKHOLDER INDEMNIFIED PARTY" means (a) each Stockholder and each of that Stockholder's Affiliates (other than the Company or, following the Effective Time, the Surviving Corporation or OEI or any of its Subsidiaries, if the Stockholder is an Affiliate of OEI), agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

               "STOCKHOLDER INDEMNIFIED LOSS" has the meaning specified in
        Section 9.04.

               "SUBSIDIARY" of any specified Person means at any time, any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

               "SUPPLEMENTAL INFORMATION" has the meaning specified in Section 6.07.

               "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "TAXING AUTHORITY" means any Governmental Authority having or exercising jurisdiction with respect to any Tax.

               "TERMINATION EVENT" means, with respect to any Company ERISA Pension Plan, (a) any Reportable Event with respect to that plan which will or is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of ERISA, or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

               "THIRD PARTY CLAIM" has the meaning specified in Section 9.05(b).

               "TRANSACTION DOCUMENTS" means this Agreement, the Certificates of Merger, the General Release, the Registration Rights Agreement, the Transferors' Agreement and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement (other than the Other Transaction Documents and the Underwriting Agreement), including those specified in Article VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

               "UNDERWRITER" means, collectively, (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and
        (b) from and after the IPO Pricing Date, the investment banking firms parties to the Underwriting Agreement.

               "UNDERWRITING AGREEMENT" has the meaning specified in Section 7.02(a)(iii).

               "WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

               "WHOLLY OWNED SUBSIDIARY" means any corporation or other Entity all of the outstanding Capital Stock of which, on a fully diluted basis, is owned and controlled, directly or indirectly through another Wholly Owned Subsidiary, by the Company.

        Section 1.03. OTHER DEFINITIONAL PROVISIONS.

               (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, CERCLA, ERISA, the Exchange Act, RCRA and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

               (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any specific provision of this Agreement, and the words "Article," "Section," "Annex," "Schedule" and "Exhibit" refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement, unless otherwise specified.

               (c) Whenever the context so requires, the singular number includes the plural and VICE VERSA, and a reference to one gender includes the other gender and the neuter.

               (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

        Section 1.04 CAPTIONS. Captions to Articles, Sections and subsections of this Agreement and its Annexes, Schedules and Exhibits are included for convenience of reference only, and shall not constitute a part of this Agreement or any other Transaction Document for any other purpose, nor shall they in any way affect the meaning or construction of any provision of this Agreement or any other Transaction Document.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

        Section 3.02. OWNERSHIP AND STATUS OF COMPANY CAPITAL STOCK. The Stockholder is the record and beneficial owner (or, if the Stockholder is a trust or the estate of a deceased natural person, the legal owner) of the number of shares of Company Capital Stock set forth, by class, and by each series in each class, opposite the Stockholder's name in Schedule 3.02, free and clear of all Liens, except for the Liens accurately set forth in Schedule 3.02, all of which will be released at or before the Effective Time.

        Section 3.03. POWER OF THE STOCKHOLDER; APPROVAL OF THE MERGER.

               (a) The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Stockholder is a party and to perform the Stockholder's obligations in this Agreement and in all other Transaction Documents to which the Stockholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Stockholder's individual capacity and delivered by the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as their enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). If the Stockholder is an Entity, the Stockholder has, in accordance with all applicable Governmental Requirements and its Charter Documents, obtained all approvals and taken all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party. If the Stockholder is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Stockholder and all other Persons (including any court) necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party have been duly taken.

               (b) The Stockholder, acting in each capacity in which he is entitled, by reason of the Company's Charter Documents or the Governmental Requirements of the Company's Organization State or for any other reason, to vote to approve or disapprove the consummation of the Merger, has voted, or has granted an irrevocable proxy to representatives of OEI to vote, all the shares of Company Capital Stock owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by the Company's Charter Documents or the Governmental Requirements of the Company's Organization State, whichever are controlling, to approve this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

        Section 3.04. NO CONFLICTS OR LITIGATION. The execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is or will be a party do not and will not (a) violate any Governmental Requirement,
(b) breach or constitute a default under any agreement or instrument (other than Guarantees, if any, listed on Schedule 8.05) to which the Stockholder is a party or by which the Stockholder or any of the shares of Company Capital Stock owned by the Stockholder is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of Company Capital Stock owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom) or (d) if the Stockholder is an Entity, violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is a party which (a) questions or involves the validity or enforceability of any of the Stockholder's obligations under any Transaction Document or (b) seeks (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder or (ii) Damages in connection with any consummation by the Stockholder of the transactions contemplated by this Agreement.

        Section 3.05. NO BROKERS. The Stockholder has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

        Section 3.06. PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Stockholder to receive shares of OEI Common Stock as a result of the Merger or to acquire OEI Common Stock pursuant to any written option or warrant granted by OEI to the Stockholder, the Stockholder either (a) does not have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Capital Stock or OEI Common Stock or (b) hereby irrevocably waives each such right of that type the Stockholder has or may have.

        Section 3.07. CONTROL OF RELATED BUSINESSES. Except as accurately set forth in Schedule 3.07, the Stockholder is not, and none of his Immediate Family Members are, in any case alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged,
(b) is a significant supplier to, or customer or sales agent of, the Company or any Company Subsidiary, or (c) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction or been a party to any agreement with the Company or any Company Subsidiary, other than an Employment Agreement which either (i) is listed in Section 4.26(b) of the Disclosure Statement or (ii) has expired by its terms or has been terminated without any further liability or obligation thereunder on the part of the Company or any Company Subsidiary.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                                       OF

                        THE COMPANY AND THE STOCKHOLDERS

        Section 4.02. QUALIFICATION. Section 4.02 of the Disclosure Statement accurately lists all the jurisdictions in which the Company and the Company Subsidiaries are authorized or qualified to own or lease and to operate their properties or to carry on their business as now conducted. The Company and each Company Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each state (other than its Organization State) or other jurisdiction in which it owns or leases property or in which the carrying on of its business as now conducted so requires, except where the failure to be so qualified would not have a Material Adverse Effect.

        Section 4.03. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS;
                      REQUIRED CONSENTS.

               (a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is or will be a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and all applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and all applicable material Governmental Requirements of its Organization State.

               (b) This Agreement has been, and each of the other Transaction Documents to which the Company is or will be a party, when executed and delivered to OEI (or, in the case of the Certificate of Merger, the applicable Governmental Authorities) will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (c) The execution, delivery and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party do not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of any of the Company and the Company Subsidiaries, (B) other than as set forth in
        Section 4.03 of the Disclosure Statement, any Governmental Requirement applicable to any of the Company and the Company Subsidiaries or (C) except as set forth in Section 4.03 of the Disclosure Statement, any Material Agreement of the Company, (ii) except as set forth in Section
        4.03 of the Disclosure Statement, result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the

        Company Subsidiaries or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any of the Company and the Company Subsidiaries (or upon revenues, income or profits of any of the Company and the Company Subsidiaries therefrom), (iv) except as set forth in Section 4.03 of the Disclosure Statement, result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by any of the Company and the Company Subsidiaries at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law, or (v) except as set forth in Section 4.03 of the Disclosure Statement, entitle any Person other than the Company or a Company Subsidiary to revoke, cancel, suspend or materially modify any Company Commitment.

               (d) Except for (i) the filing of the Certificates of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act, and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by any of the Company and the Company Subsidiaries for the execution, delivery or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

        Section 4.04. CHARTER DOCUMENTS AND RECORDS; NO VIOLATION. The Company has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of each of the Company and the Company Subsidiaries to be delivered or otherwise made available to OEI. No breach or violation of any Charter Document of any of the Company and the Company Subsidiaries has occurred and is continuing.

        Section 4.05. NO DEFAULTS. Except to the extent the consummation of the transactions contemplated hereby will violate, breach or constitute a default under any agreement or instrument described in Section 4.03 of the Disclosure Statement, no act or omission by the Company or any of the Company Subsidiaries has occurred, and to the knowledge of the Company, the Company Subsidiaries and the Stockholders, no other condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries, or a representative of the holder, to accelerate the maturity, or require a mandatory prepayment of that Indebtedness or Guaranty, or affords the holder or its representative, or any beneficiary of that Guaranty, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part,
(b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of any of the Company and the Company Subsidiaries (or upon revenues, income or profits of any of the Company and the Company Subsidiaries therefrom), or (c) to the knowledge of the Company, the Company Subsidiaries and the Stockholders, constitutes a violation or breach of, or a default under, any Material Agreement of the Company by any of the Company and the Company Subsidiaries.

        Section 4.06. COMPANY SUBSIDIARIES. Section 4.06 of the Disclosure Statement either (a) accurately sets forth the form of organization, legal name, each assumed name and Organization State of each Company Subsidiary or (b) correctly states no Entity is a Company Subsidiary. Except as accurately disclosed in Section 4.06 of the Disclosure Statement, each Company Subsidiary is a Wholly Owned Subsidiary. In the case of any Company Subsidiary that is not a Wholly Owned Subsidiary, Section 4.06 of the Disclosure Statement accurately sets forth, by each class and each series within each class, the number of outstanding shares of Capital Stock of the Company Subsidiary, (a) the Company's aggregate direct and indirect ownership of those shares and (b) the name and address of record and percentage ownership of those shares by each holder of record thereof other than the Company or a Company Subsidiary. No Lien exists on any outstanding share of Capital Stock of any Company Subsidiary which is owned directly or indirectly by the Company other than (a) the Liens, if any, described in Section 4.06 of the Disclosure Statement, all of which will be released at or before the Effective Time, and (b) Permitted Liens. Except as accurately set forth in Section 4.06 of the Disclosure Statement, the Company does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or Derivative Securities of any Entity other than a Company Subsidiary.

        Section 4.07. CAPITAL STOCK OF THE COMPANY AND THE COMPANY SUBSIDIARIES. All the issued and outstanding shares of Capital Stock of each of the Company and the Company Subsidiaries have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of their issuer's Organization State and Charter Documents and are fully paid and nonassessable. Neither the Company nor any Company Subsidiary has issued or sold any shares of its outstanding Capital Stock in breach or violation of (a) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (b) the terms of any of its Derivative Securities which then were outstanding. Except as accurately set forth in Section 4.07 of the Disclosure Statement, no Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of the Company or any Company Subsidiary it holds (to the extent those shares afford their holder any voting rights) any right to vote on any matter with the holders of Capital Stock of the Company or any Company Subsidiary.

        Section 4.08. TRANSACTIONS IN CAPITAL STOCK. Except as accurately set forth in Section 4.08 of the Disclosure Statement: (a) the Company has no fixed or contingent obligation to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, and (b) no transaction has been effected, and no action has been taken, respecting the equity ownership of either the Company or any Company Subsidiary, in either case in contemplation of the transactions described in this Agreement.

        Section 4.09. NO BONUS SHARES. Except as accurately set forth in Section
4.09 of the Disclosure Statement, no outstanding share of Capital Stock of the Company was issued for less than its fair market value at the time of its issuance or was issued in exchange for any consideration other than cash.

        Section 4.10. PREDECESSOR STATUS; ETC. Section 4.10 of the Disclosure Statement accurately lists all the legal and assumed names of all predecessor companies for the past five years of the Company and each Company Subsidiary, including the names of any Entities from which the Company previously acquired material assets. Except as accurately disclosed in Section 4.10 of the Disclosure Statement, the Company has not been a Subsidiary or division of another corporation or a part of an acquisition that was later rescinded.

        Section 4.11. RELATED PARTY AGREEMENTS. Except as set forth in Schedule 4.11, each Related Party Agreement in effect on the date of this Agreement will have been terminated as of the IPO Closing Date, and no Related Party Agreement will exist then or thereafter.

        Section 4.12. LITIGATION. Except as accurately disclosed in Section 4.12 of the Disclosure Statement, no Litigation is pending or, to the knowledge of the Company, any Company Subsidiary or any Stockholder, threatened to which the Company or any Company Subsidiary is or, to the knowledge of the Company, any Company Subsidiary or the Stockholders, may become a party.

        Section 4.13. FINANCIAL STATEMENTS; DISCLOSURE.

               (a) FINANCIAL STATEMENTS. The Financial Statements (including in each case the related schedules and notes) delivered to OEI by the Company present fairly, in all material respects, the financial position of the Company (or the consolidated financial position of the Company and the consolidated Company Subsidiaries, if any) at the respective dates of the balance sheets included therein and the results of its operations (or their consolidated operations, as the case may be) and its cash flows (or their consolidated cash flows, as the case may be) for the respective periods set forth therein and have been prepared in accordance with GAAP. As of the date of each balance sheet included in all previously delivered Financial Statements, neither the Company nor any Company Subsidiary then had any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, Tax assessments or forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Company and required by GAAP to be reflected in those Financial Statements or in the notes related thereto, which were not so reflected.

               (b) DISCLOSURE. To the knowledge of the Company and the
        Stockholders:

                      (i) all Information (other than financial budgets and
               projections) that (A) is set forth in the Disclosure Statement,
               (B) has been delivered to OEI by or on behalf of the Company pursuant to an express requirement of this Agreement, or (C) has been furnished to OEI by or on behalf of the Company for inclusion in the Registration Statement under the captions "THE COMPANY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS," "MANAGEMENT," and "CERTAIN TRANSACTIONS" in any prospectus forming a part of the Registration Statement taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which the statements were made, not misleading; and

                      (ii) all financial budgets and projections that have been
               or are hereafter from time to time prepared by the Company or any of its Representatives and made available prior to the Effective Time to OEI pursuant to or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to OEI in good faith and were and will be based on facts and assumptions that are believed by the management of the Company to be reasonable in light of the then current and reasonably foreseeable business conditions of the Company and the Company Subsidiaries and represented and will represent management's good faith estimate of the consolidated projected financial performance of the Company and the Company Subsidiaries based on the information available to the Responsible Officer at the time so furnished (it being acknowledged by OEI that the budgets and projections referred to in this clause (ii) are derived from judgments made by the Company's management and are only estimates of future results based on reasonable assumptions of the Company's management made at the time of their preparation, and that there can be no assurance that the budgets or projections will be obtained or maintained or that actual results will not be different from those budgeted or projected).

        Section 4.14. COMPLIANCE WITH LAWS.

               (a) Except as accurately disclosed in Section 4.14 of the Disclosure Statement, (i) each of the Company and the Company Subsidiaries possesses, or, if required by the applicable Professional Codes, one or more of its employees as required by those Professional Codes possesses, all necessary licenses, registrations and qualifications material to the conduct of its business, and (ii) to the knowledge of the Company, each of the Company and the Company Subsidiaries are in compliance in all material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted, including its conduct of the Practice of Engineering. The Company has identified in Section 4.14 of the Disclosure Statement all the Governmental Approvals it possesses. To the knowledge of the Company, all the Governmental Approvals identified in Section 4.14 of the Disclosure Statement, are valid. Except as accurately disclosed in
        Section 4.14 of the Disclosure Statement, neither the Company nor any Company Subsidiary has received any notice from any Governmental Authority of its intention to cancel, terminate or not renew any such Governmental Approvals.

               (b) Except as accurately disclosed in Section 4.14 of the Disclosure Statement, each of the Company and the Company Subsidiaries:
        (i) to the knowledge of the Company, has been and continues to be in compliance in all material respects with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, including all applicable Governmental Requirements under ERISA, Environmental Laws and Professional Codes; and (ii)(A) neither the Company nor any Company Subsidiary has received any notice from any Governmental Authority which asserts, or raises the possibility of assertion of, any noncompliance by the Company or any Company Subsidiary with any Governmental Requirements and (B) to the knowledge of the Company and the Stockholders, no condition or state of facts exists which would provide a valid basis for any such assertion.

        Section 4.15. CERTAIN ENVIRONMENTAL MATTERS. Except as accurately disclosed in Section 4.15 of the Disclosure Statement: (a) to the knowledge of the Company, the Company and each Company Subsidiary have complied, and are in compliance, with the provisions of all Environmental Laws applicable to any of them or any of their respective presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by the Company and each Company Subsidiary of all sites presently owned or operated by any of them where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in the applicable Environmental Laws) at, from, in or on any site owned or leased by the Company or any Company Subsidiary has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if the release had not occurred; (c) neither the Company nor any Company Subsidiary has transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that reasonably could be expected to lead to any valid claim against the Company, any Company Subsidiary, OEI or Newco, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; and (d) no storage tanks exist, or, to the knowledge of the Company, has existed, on or under any of the properties owned or operated by the Company or any Company Subsidiary from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Company has provided OEI with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Company or any Company Subsidiary respecting any facility, site or other property now or previously owned or operated by the Company and each Company Subsidiary.

        Section 4.16. LIABILITIES AND OBLIGATIONS. Section 4.16 of the Disclosure Statement accurately lists all present liabilities, whether accrued, absolute, fixed or contingent, of each of the Company and the Company Subsidiaries which exceed or reasonably could be expected to exceed $100,000 and which (a) had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, or (b) were incurred after the Current Balance Sheet otherwise than in the ordinary course of business, and consistent with the past practice, of that Entity, in each case other than (i) obligations and liabilities of the Company and the Company Subsidiaries in respect of the Company Commitments, (ii) obligations and liabilities of the Company in respect of each Company ERISA Benefit Plan, and (iii) obligations and liabilities of the Company and the Company Subsidiaries set forth in the Disclosure Statement.
Section 4.16 of the Disclosure Statement also accurately lists and describes, for each of the Company and the Company Subsidiaries: (a) each of its outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether any Stockholder or Related Person or Affiliate of any Stockholder is a Person whose obligation is covered by that Guaranty, and (b) for each of the items listed under clause (a) of this sentence, (i) if that item is secured by any property or asset of the Company or any Company Subsidiary, the nature of the security, and (ii) if that item is covered in whole or in part by a Guaranty of any Stockholder or any Related Person or Affiliate of any Stockholder, the name of the guarantor.

        Section 4.17. RECEIVABLES. Except as accurately set forth in Section
4.17 of the Disclosure Statement, all the accounts and notes or other advances receivable of the Company and the Company Subsidiaries reflected on the Current Balance Sheet were collected, or are, in the good faith belief of the Company's management, collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet, and were originated in the ordinary course of business.

        Section 4.18. OWNED AND LEASED REAL PROPERTIES.

               (a) Section 4.18 of the Disclosure Statement accurately lists and correctly describes in all material respects: (i) all real properties owned by any of the Company and the Company Subsidiaries and, for each of those properties, its address, the type and square footage of each structure located thereon and the nature of its use in the business of the Company and the Company Subsidiaries; (ii) all real properties of which any of the Company and the Company Subsidiaries is the lessee and, for each of those properties, its address, the type and square footage of each structure located thereon which the Company or a Company Subsidiary is leasing, the annual rental rate, the expiration date of its lease and the use made of the leased property in the business of the Company and the Company

        Subsidiaries; and (iii) in the case of each real property listed as being owned, whether it was previously owned, and in the case of each real property listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company).

               (b) The Company has provided OEI with true, complete and correct copies of all title reports and title insurance policies owned or in the possession of any of the Company and the Company Subsidiaries and relating to any of the real properties identified in Section 4.18 of the Disclosure Statement as being owned. Except as accurately set forth in that Section or those reports and policies, and except for Permitted Liens, the Company or a Company Subsidiary owns in fee, and has valid and indefeasible title to, free and clear of all Liens, each property listed in that Section as being owned.

               (c) The Company has provided OEI with true, correct and complete copies of all leases under which the Company or a Company Subsidiary is leasing each of the real properties listed in Section 4.18(a)(ii) of the Disclosure Statement as being leased, and, except as accurately set forth in this Section 4.18(c) of the Disclosure Statement, (i) each of the listed leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Company or a Company Subsidiary.

               (d) The fixed assets of each of the Company and the Company Subsidiaries are affixed only to one or more of the real properties listed in Section 4.18 of the Disclosure Statement and, except as accurately set forth in that Section, are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

               (e) The Company has accurately described, in all material respects, in Section 4.18 of the Disclosure Statement all plans or projects involving the opening of new operations, the expansion of any existing operations or the acquisition of any real property or existing business, with respect to which management of the Company or any Company Subsidiary has made any expenditure in the two-year period prior to the date of the Agreement in excess of $50,000, or which if pursued by the Company or any Company Subsidiary would require additional capital expenditures in excess of $50,000.

        Section 4.19. OWNED AND LEASED PERSONAL PROPERTY.

               (a) Section 4.19 of the Disclosure Statement accurately lists, in all material respects, all machinery, equipment and other personal property included in the Property, Plant and Equipment owned and leased by any of the Company and the Company Subsidiaries, which list states, in the case of each of those properties listed as being owned, whether it was previously owned, and in the case of each of those properties listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company).

               (b) Except as accurately set forth in Section 4.19 of the Disclosure Statement and except for Permitted Liens, the Company or a Company Subsidiary has good, valid and indefeasible title to, free and clear of all Liens, each asset listed in that Section as being owned, free and clear of all Liens.

               (c) The Company has provided OEI with true, correct and complete copies of all leases under which the Company or a Company Subsidiary is leasing each of the properties listed in Section 4.19 of the Disclosure Statement as being leased and all leases referred to in Section 4.21 and, except as accurately set forth in Section 4.19 of the Disclosure Statement, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased property to any Person other than the Company or a Company Subsidiary.

               (d) Except as accurately set forth in Section 4.19 of the Disclosure Statement, all items of machinery, equipment and other personal property listed therein are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

        Section 4.20. PROPRIETARY RIGHTS. Except as accurately set forth in
Section 4.20 of the Disclosure Statement, each of the Company and the Company Subsidiaries owns or has the legal right to use all Proprietary Rights that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Company or any Stockholder. Section
4.20 of the Disclosure Statement accurately (a) lists all such Proprietary Rights and (b) indicates those owned by the Company or any Company Subsidiary and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed or used. Except as accurately set forth in
Section 4.20 of the Disclosure Statement, (a) no consent of any Person will be required for the use of any of these Proprietary Rights by OEI or any Subsidiary of OEI following the Effective Time and (b) no governmental registration of any of these Proprietary Rights has lapsed or expired or been canceled, abandoned, opposed or the subject of any reexamination request.

        Section 4.21. TITLE TO OTHER PROPERTIES. In each case, free and clear of all Liens except for Permitted Liens and as accurately set forth in Section 4.21 of the Disclosure Statement, each of the Company and the Company Subsidiaries has good and valid title to, or holds under a lease valid and, to the knowledge of the Company and the Stockholders, binding on the lessor party thereto, all its tangible personal properties and assets (other than Property, Plant and Equipment) that individually is or in the aggregate are Material to the Company.

        Section 4.22. CONTRACTS AND COMMITMENTS; SIGNIFICANT CUSTOMERS.

               (a) In Section 4.22(a) of the Disclosure Statement, the Company has completely and accurately listed each of the following (each a "COMPANY COMMITMENT") to which any of the Company and the Company Subsidiaries is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

                                    (i)     each partnership, joint venture or
cost-sharing agreement;

                                    (ii)    each guaranty or suretyship,
indemnification or contribution agreement or performance bond, other than indemnification agreements and performance bonds entered into or furnished in connection with Engineering Contracts in the ordinary course of business;

                                    (iii) each instrument, agreement or other
obligation evidencing or relating to Indebtedness of any of the Company and the Company Subsidiaries or to money lent or to be lent to another Person;

                                    (iv) each contract to purchase or sell real
property;

                                    (v)     each Engineering Contract for which
either the contract price or the cost of performance will or could reasonably be expected to exceed 2% of the Company's total revenues (determined on a consolidated basis if the Company has consolidated Subsidiaries) for the year ended on the Current Balance Sheet Date (each a "MATERIAL ENGINEERING CONTRACT");

                                    (vi) each Related Party Agreement involving
total payments within any 12-month period in excess of $10,000 and which is not terminable without penalty on no more than 30 days' prior notice;

                                    (vii) each agreement (other than Engineering
Contracts and routine purchase orders or purchase order acknowledgments issued or received in the ordinary course of business) for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $50,000 in the aggregate;

                                    (viii)  each contract containing any
noncompetition agreement, covenant or undertaking; or

                                    (ix) each other agreement or commitment not
made in the ordinary course of business that is Material to the Company.

        True, correct and complete copies of all written Company Commitments, and true, correct and complete written descriptions of all oral Company Commitments, have been delivered or made available to OEI. Except as accurately set forth in Section 4.22(a) of the Disclosure Statement: (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Company Commitment which is Material to the Company by any of the Company and the Company Subsidiaries or, to the knowledge of the Company, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to any Company Commitment which is Material to the Company. The Company Commitments are in full force and effect and are valid and enforceable obligations of the Company or the Company Subsidiaries parties thereto and, to the knowledge of the Company and the Stockholders, the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Company and the Stockholders, may be made by any party thereto (other than by the Company or a Company Subsidiary), nor has the Company or a Company Subsidiary, as the case may be, waived any rights thereunder, except as accurately described in Section 4.22 of the Disclosure Statement.

               (b) Section 4.22(b) of the Disclosure Statement accurately describes each Material Engineering Contract by identifying its parties, the nature of the project or services being or to be provided under the contract by the Company or a Company Subsidiary, the contract price or the method of determining the contract price, the percentage of completion to date, the estimated completion date, and the names of all subcontractors engaged or retained by the Company or a Company Subsidiary in connection with the contract. Except as disclosed in
        Section 4.22(b) of the Disclosure Statement, no Engineering Contract contains terms, conditions or requirements which:

                      (i) exceed the current performance capabilities of the Company or the applicable Company Subsidiary;

                      (ii) will or could reasonably be expected to result in a
               total cost of performance which is in excess of the contract price; or

                      (iii) will or could reasonably be expected to result in
               the imposition of any delay penalties on the Company or a Company Subsidiary for failure to complete all or a portion of the work contemplated therein within a designated period of time.

               (c) Except as accurately disclosed in Section 4.22(c) of the Disclosure Statement or contemplated hereby or by any other Transaction Document to which the Company or any Company Subsidiary or Stockholder is a party: (i) neither the Company nor any Company Subsidiary or Stockholder has knowledge that the Company or any Company Subsidiary has received notice of any plan or intention of any other party to any Company Commitment to exercise any right to cancel or terminate any Company Commitment, and neither the

        Company nor any Company Subsidiary or Stockholder knows of any condition or state of facts, including the consummation of the Merger, which would justify the exercise of such a right; and (ii) neither the Company nor any Company Subsidiary or Stockholder currently contemplates any amendment or change to any Company Commitment.

               (d) Section 4.22(d) of the Disclosure Schedule identifies each client or customer which accounted for 5% or more of the Company's consolidated revenues for the year ended on the Current Balance Sheet Date.

        Section 4.23. CAPITAL EXPENDITURES. Section 4.23 of the Disclosure Statement accurately sets forth the total amount of capital expenditures currently budgeted to be incurred by the Company and the Company Subsidiaries during the balance of the Company's current and next ensuing fiscal years. Except as accurately set forth in Section 4.23 of the Disclosure Statement, to the knowledge of the Company and the Stockholders, no condition or state of facts exists which will cause the total capital expenditures of the Company and the Company Subsidiaries which will be required to replace worn-out or obsolete Property, Plant and Equipment in the Company's current and next ensuing fiscal years to exceed the amount budgeted for capital expenditures by the Company and the Company Subsidiaries for the current and next ensuing fiscal years in order to maintain the types and levels of sales and services the Company and the Company Subsidiaries presently make or provide.

        Section 4.24. INVENTORIES. Except as accurately set forth in Section
4.24 of the Disclosure Statement: (a) all inventories, net of reserves determined in accordance with GAAP, of each of the Company and the Company Subsidiaries which are classified as such on the Current Balance Sheet are, to the knowledge of the Company, merchantable and salable or usable in the ordinary course of business of the Company and the Company Subsidiaries; (b) the inventories reflected in the Financial Statements, as at the Current Balance Sheet Date, (i) were reasonable in relation to the then existing circumstances of the Company (and the Company Subsidiaries on a consolidated basis, if applicable) and classified as current assets in accordance with GAAP, (ii) were consistent with their past practices and (iii) fairly reflected the average inventory levels maintained during the 12-month period ended on that date; and
(c) neither the Company nor any Company Subsidiary depends on any single vendor for its inventories the loss of which could have a Material Adverse Effect on the Company or within the last three calendar years has sustained a difficulty Material to the Company in obtaining its inventories.

        Section 4.25. INSURANCE. Except as accurately set forth in Section 4.25 of the Disclosure Statement: (a) the Company has provided OEI with: (i) a list of all insurance policies carried by each of the Company and the Company Subsidiaries; (ii) an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and
(iii) true, complete and correct copies of all insurance policies carried by each of the Company and the Company Subsidiaries which are in effect, all of which have been issued by insurers of recognized responsibility and currently are, and will remain without interruption through the IPO Closing Date, in full force and effect; (b) no insurance carried by the Company or any Company Subsidiary has been canceled by the insurer during the past five years, and neither the Company nor any Company Subsidiary has been denied coverage during the past five years; and (c) neither the Company, any Company Subsidiary nor any Stockholder has received any notice or other communication from any issuer of any listed insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the Company and the Stockholders, no such increase in deductibles, retainages or premiums is threatened.

        Section 4.26. EMPLOYEE MATTERS.

               (a) CASH COMPENSATION. Section 4.26 of the Disclosure Statement accurately lists the names, titles and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other Cash Compensation, respectively) of all key employees (including all employees who are officers or directors and all employees who are Immediate Family Members of a Stockholder), nonemployee officers, nonemployee directors and key consultants of each of the Company and the Company Subsidiaries.

               (b) EMPLOYMENT AGREEMENTS. Section 4.26(b) of the Disclosure Statement accurately lists all Employment Agreements remaining executory in whole or in part on the date hereof, complete and correct copies of all of which have been provided to OEI by the Company. Neither the Company nor any Company Subsidiary is a party to any oral Employment Agreement.

               (c) OTHER COMPENSATION PLANS. Section 4.26(c) of the Disclosure Statement accurately lists all Other Compensation Plans either remaining executory at the date of this Agreement or to later become effective. The Company has provided OEI with a true, correct and complete copy of each of the listed Other Compensation Plans that is in writing and an accurate description of each of the listed Other Compensation Plans that is not written. Except as accurately set forth in Section 4.26(c) of the Disclosure Statement, each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by the Company or any Company Subsidiary without liability to any of them, except as to benefits accrued thereunder prior to amendment or termination.

               (d) ERISA BENEFIT PLANS. Section 4.26(d) of the Disclosure Statement accurately (i) lists each ERISA Pension Benefit Plan (A) the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time during the six-year period ending on the date of this Agreement were, in whole or in part, the responsibility of the Company or any Company Subsidiary, or respecting which the Company or any Company Subsidiary is, or at any time during that period was, a "contributing sponsor" or an "employer" as defined in Sections 4001(a)(13) and 3(5), respectively, of ERISA (each plan described in this clause (A) being a "Company ERISA Pension Plan"), (B) each other ERISA Pension Benefit Plan respecting which an ERISA Affiliate is, or at any time during that period was, such a "contributing sponsor" or "employer" (each plan described in this clause (B) being an "ERISA Affiliate Pension Plan"), and (c) each other ERISA Employee Benefit Plan that is being, or at any time during that period was, sponsored, maintained or contributed to by the Company or any Company Subsidiary (each plan described in this clause (c) and each Company ERISA Pension Plan being a "Company ERISA Benefit Plan"), (ii) states the termination date of each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan that has been terminated, and (iii) identifies for each ERISA Affiliate Pension Plan the relevant ERISA Affiliates. The Company has provided OEI with true, complete and correct copies of (i) each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan, (ii) each trust agreement related thereto, and (iii) all amendments to all such plans and trust agreements. Except as accurately set forth in
        Section 4.26(d) of the Disclosure Statement, (i) neither the Company nor any Company Subsidiary is, or at any time during the six-year period ended on the date of this Agreement was, a member of any ERISA Group that currently includes, or included when the Company or a Company Subsidiary was a member, among its members any Person other than the Company and the Company Subsidiaries, and (ii) no Person is an ERISA Affiliate of the Company or any Company Subsidiary (other than the Company or any Company Subsidiary in the case of any other Company Subsidiary or any Company Subsidiary in the case of the Company, if the Company and the Company Subsidiaries comprise an ERISA Group).

               (e) EMPLOYEE POLICIES AND PROCEDURES. Section 4.26(e) of the Disclosure Statement accurately lists all Employee Policies and Procedures. The Company has provided OEI with a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures the continuance or discontinuance of which could reasonably be expected to have a Material Adverse Effect.

               (f) UNWRITTEN AMENDMENTS. Except as accurately described in
        Section 4.26(f) of the Disclosure Statement, no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans or Employee Policies and Procedures.

               (g) LABOR COMPLIANCE. Each of the Company and the Company Subsidiaries has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any Company Subsidiary is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as accurately set forth in Section 4.26(g) of the Disclosure Statement, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries before any Governmental Authority (nor, to the knowledge of the Company, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any of the Company Subsidiaries (nor, to the knowledge of the Company, does any valid basis therefor exist).

               (h) UNIONS. Neither the Company nor any Company Subsidiary or ERISA Affiliate has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of any of the Company and the Company Subsidiaries are represented by any union, labor organization or collective bargaining unit. Except as accurately set forth in Section 4.26(h) of the Disclosure Statement, to the knowledge of the Company, none of the employees of the Company and the Company Subsidiaries has threatened to organize or join a union, labor organization or collective bargaining unit.

               (i) NO ALIENS. All employees of each of the Company and the Company Subsidiaries are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

               (j) CHANGE OF CONTROL BENEFITS. Except as accurately set forth in
        Section 4.26(j) of the Disclosure Statement, neither the Company nor any of the Company Subsidiaries is a party to any agreement, or has established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Company or any of the Company Subsidiaries which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under
        Section 280G of the Code.

               (k) RETIREES. Neither the Company nor any of the Company Subsidiaries has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except (i) as may be required pursuant to the continuation of coverage provisions of
        Section 4980B of the Code, the applicable parallel provisions of ERISA and any other applicable federal or state law, (ii) continuation of benefits in the event of disability, and (iii) conversion privileges provided under any insured Company ERISA Employee Benefit Plans.

               (l) INDEPENDENT CONTRACTORS. No Person that was engaged by the Company or a Company Subsidiary as an independent contractor can or will be characterized or deemed to be an employee of the Company under any Governmental Requirement for any purpose including for purposes of any Taxes or any Plan.

        Section 4.27. COMPLIANCE WITH ERISA, ETC.

               (a) COMPLIANCE. Each of the Company ERISA Benefit Plans and Other Compensation Plans (each, a "PLAN") (i) is in substantial compliance with all applicable provisions of ERISA and the Code, as well as with all other applicable Governmental Requirements, and (ii) has been administered, operated and managed in accordance with its governing documents.

               (b) QUALIFICATION. All Plans that are intended to qualify under
        Section 401(a) of the Code (the "QUALIFIED PLANS") are so qualified and have been determined by the IRS to be so qualified (or application for determination letters have been timely submitted to the IRS). The Company has provided OEI with true, complete and correct copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each Qualified Plan and most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or Returns) have been timely filed or distributed.

               (c) NO PROHIBITED TRANSACTIONS, ETC. None of the Stockholders, any Plan or the Company or any Company Subsidiary has engaged in any Prohibited Transaction. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a) of ERISA, and no circumstances exist under which the Company or any Company Subsidiary could have any liability (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Plan maintained or contributed to by the Company or any of its ERISA Affiliates. Further:

                      (i) there have been no terminations, partial terminations
               or discontinuances of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

                      (ii)   no Termination Event has occurred;

                      (iii) no Reportable Event has occurred with respect to any
               Plan which was not properly reported;

                      (iv) the valuation of assets of any Qualified Plan, as of
               the Effective Time, will equal or exceed the actuarial present value of all "BENEFIT LIABILITIES" (within the meaning of Section 4001(a)(16) of ERISA) under that plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

                      (v) with respect to Plans qualifying as "GROUP HEALTH
               PLANS" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), the Company and each Company Subsidiary have complied in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and neither the Company nor any Company Subsidiary has incurred (or will incur) any liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any failure by the Company or any Company Subsidiary, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement, which is capable of being assessed or asserted before or after the Effective Time against the Company, any Company Subsidiary, the Surviving Corporation or OEI with respect to any of those group health plans;

                      (vi) the Financial Statements as of the Current Balance
               Sheet Date reflect the approximate total pension, medical and other benefit liability for all Plans, and no material funding changes or irregularities are reflected thereon which would cause those Financial Statements to be not representative of prior periods;

                      (vii) neither the Company nor any Company Subsidiary has
               incurred liability under Section 4062 of ERISA;

                      (viii) there are no investigations or audits of any Plan
               by any Governmental Authority which are pending or, to the knowledge of the Company and the Stockholders, threatened, and there have been no such investigations or audits that have been concluded that resulted in any liability of the Company or any Company Subsidiary that has not been fully discharged; and

                      (ix) neither the Company nor any Company Subsidiary has
               participated in any voluntary compliance or self-correction program established by the IRS, or entered into any closing agreement with the IRS with respect to the form or operation of any Plan.

               (d) MULTIEMPLOYER PLANS. Except as set forth in Section 4.27(d) of the Disclosure Statement, neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date of this Agreement was, obligated to contribute to a Multiemployer Plan. Neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, has made a complete or partial withdrawal from a Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA.

               (e) CLAIMS AND LITIGATION. Except as accurately set forth in
        Section 4.27(e) of the Disclosure Statement, no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Plans or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party-in-interest thereof.

               (f) EXCISE TAXES, DAMAGES AND PENALTIES. No act, omission or transaction has occurred which would result in the imposition on the Company or any Company Subsidiary of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to Section 502 of ERISA or (iii) any excise tax under applicable provisions of the Code with respect to any Plan.

               (g) VEBA WELFARE TRUST. Any trust funding a Plan which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding the Plan's exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect its exempt status.

        Section 4.28. TAXES.

               (a) Each of the following representations and warranties in this
        Section 4.28 is qualified to the extent set forth in Section 4.28 of the Disclosure Statement.

               (b) All Returns required to be filed with respect to any Tax for which any of the Company and the Company Subsidiaries is liable have been duly and timely filed with the appropriate Taxing Authority, and each such Return correctly reflects the Tax liability and all other information required to be reported thereon. Each Tax shown to be payable on each such Return has been paid, each Tax payable by the Company or a Company Subsidiary by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the consolidated books of the Company and the Company Subsidiaries for all Taxes for which any of the Company and the Company Subsidiaries is liable, but the payment of which is not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, liable for any Tax payable by reason of the income or property of a Person other than the Company or a Company Subsidiary. Each of the Company and the Company Subsidiaries has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Company or any Company Subsidiary except Liens for Taxes which are not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Company or any Company Subsidiary is asserted to be liable is pending or, to the knowledge of the Company or any Stockholder, threatened, and no basis which the Company or any Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company or any Company Subsidiary. There are no requests for rulings or determinations in respect of any Taxes pending between the Company, or any Company Subsidiary, and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Company or any Company Subsidiary is or may be liable, and no extension of the time within which the Company or any Company Subsidiary must file any Return, has been granted to, or requested from, any Taxing Authority. Neither the Company nor any Company Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by any of the Company and the Company Subsidiaries and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Company and each Company Subsidiary have made all deposits required by law to be made with respect to employees' withholding and other employment Taxes.

               (c) Neither the Company nor any Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

               (d) The Company has not filed a consent pursuant to Section 341
        (f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341 (f)(2) of the Code or any comparable provision of any other Tax statute apply to any disposition of an asset. No asset of the Company or of any Company Subsidiary is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Company or of any Company Subsidiary exist or are proposed or threatened which could give rise to an adjustment under
        Section 481 of the Code.

        Section 4.29. GOVERNMENT CONTRACTS. Except as accurately set forth in
Section 4.29 of the Disclosure Statement, neither the Company nor any Company Subsidiary is a party to any governmental contract subject to price redetermination or renegotiation.

        Section 4.30. ABSENCE OF CHANGE. Since the Current Balance Sheet Date, except as accurately set forth in Section 4.30 of the Disclosure Statement, none of the following has occurred with respect to the Company or any Company
Subsidiary:

               (a) to the knowledge of the Company and the Stockholders, any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions affecting the economy industry generally, which has caused, is causing or could reasonably be expected to cause a Material Adverse Effect on the Company;

               (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or Derivative Securities;

               (c) any Restricted Payment, except any declaration or payment of dividends by any Company Subsidiary solely to the Company;

               (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation as of the date hereof, or the amounts or other benefits paid or payable under any Company ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

               (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on the Surviving Corporation following the Effective Time;

               (f) any distribution, sale or transfer of, or any Company Commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Company, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices to Persons other than to the Stockholders and their Immediate Family Members and Affiliates;

               (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of any Stockholder or any Related Person or Affiliate thereof, provided that the Company or a Company Subsidiary may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, if the adjustments are (i) included in the Supplemental Information provided OEI pursuant to Section 6.07 or (ii) do not exceed $25,000 in the aggregate;

               (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

               (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business or not consistent with its past practices;

               (j) any waiver of any of its rights or claims that singly is or in the aggregate are Material to the Company;

               (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices and which involves in excess of $200,000;

               (1) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Company Commitment to incur any Indebtedness or any such Guaranty;

               (m) any investment in the Capital Stock, Derivative Securities or Indebtedness of any Person, other than a Permitted Investment;

               (n) except in accordance with the Company's consolidated capital expenditure budget for the Company's current fiscal year, any capital expenditure or series of related capital expenditures by the Company and the Company Subsidiaries collectively in excess of $100,000, or commitments by the Company and the Company Subsidiaries to make capital expenditures totaling in excess of $100,000; or

               (o) any cancellation or termination of a Material Agreement of the Company.

        Section 4.31. BANK RELATIONS; POWERS OF ATTORNEY. Section 4.31 of the Disclosure Statement accurately lists and identifies:

               (a) the name of each financial institution in which the Company or any Company Subsidiary has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

               (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

               (c) the name of each Person holding a general or special power of attorney from the Company or any Company Subsidiary and a description of the terms of each such power.

        Section 4.32. RELATIONS WITH GOVERNMENTS, ETC. Neither the Company nor any Company Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the Company or any Company Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977 or any Governmental Requirement to a similar effect.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF OEI AND NEWCO

        Section 5.02. ORGANIZATION; POWER. OEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of OEI and Newco has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time. Neither OEI nor Newco has engaged in any operations since its organization other than in connection with their formation and capitalization and the transactions contemplated by this Agreement and the Other Agreements.

        Section 5.03. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS.

               (a) The execution, delivery and performance by each of OEI and Newco of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

               (b) This Agreement has been, and each of the other Transaction Documents to which either of OEI or Newco is a party, when executed and delivered to the other parties thereto (or, in the case of the Certificate of Merger, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (c) The execution, delivery and performance in accordance with their respective terms by each of OEI and Newco of the Transaction Documents to which it is a party do not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of OEI or Newco,
        (B) any Governmental Requirement applicable to OEI or Newco or (C) any Material Agreement of OEI or Newco, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of OEI or Newco or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require OEI or Newco to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of OEI or Newco (or upon any revenues, income or profits of either OEI or Newco therefrom) or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by OEI or Newco at the date of this Agreement and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

               (d) Except for (i) the filing of the Certificate of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and a registration statement on Form 8-A with respect to the registration of the OEI Common Stock under the Exchange Act and the SEC order declaring those registration statements effective under the Securities Act and the Exchange Act, respectively, and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by OEI or Newco for the execution, delivery or performance by OEI or Newco of the Transaction Documents to which it is a party, the enforcement against OEI or Newco, as the case may be, of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

        Section 5.04. CHARTER DOCUMENTS. OEI has delivered to the Company true, complete and correct copies of the Charter Documents of each of OEI and Newco. No breach or violation of any Charter Document of either OEI or Newco has occurred and is continuing.

        Section 5.05. CAPITAL STOCK OF OEI AND NEWCO.

               (a) Immediately prior to the Effective Time, (i) the authorized Capital Stock of OEI will be comprised of (A) 40 million shares of OEI Common Stock and (B) one million shares of preferred stock, $.001 par value per share, (ii) before giving effect to the Merger and the merger transactions contemplated by the Other Agreements, (A) the number of shares of OEI Common Stock then issued and outstanding, will be as set forth in the Registration Statement when it becomes effective under the Securities Act, (B) no shares of the OEI preferred stock then will be issued or outstanding, and (C) OEI will have authorized and reserved for issuance, pursuant to Other Compensation Plans or the exercise of Derivative Securities the number of shares of OEI Common Stock set forth in the Registration Statement when it becomes effective under the Securities Act.

               (b) The authorized Capital Stock of Newco is comprised of 1,000 shares of Newco Common Stock, all of which shares are issued, outstanding and owned, of record and beneficially, by OEI.

               (c) All shares of OEI Common Stock and Newco Common Stock outstanding immediately prior to the Effective Time, and all shares of OEI Common Stock to be issued pursuant to Section 2.04, when issued, will have been duly authorized and validly issued in accordance with the DGCL or the Business Corporation Act, as the case may be, and their issuer's Charter Documents, and will be fully paid and nonassessable. None of the shares of OEI Common Stock to be issued pursuant to Section 2.04 will, when issued, have been issued in breach or violation of (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or
        (ii) the terms of any of its Derivative Securities then outstanding.

        Section 5.06. SUBSIDIARIES. Immediately prior to the IPO Closing Date,
(a) OEI will have no Subsidiaries other than Newco and each Entity defined as "Newco" in each of the Other Agreements, (b) Newco will have no Subsidiaries, and (c) neither OEI nor Newco will own, of record or beneficially, directly or indirectly through any Person or otherwise (except pursuant hereto or to the Other Agreements), any Capital Stock or Derivative Securities of any Entity not described in this Section 5.06 as a Subsidiary of OEI (in the case of OEI) or any Entity (in the case of Newco).

        Section 5.07. LIABILITIES. Except as disclosed in the Private Placement Memorandum, neither OEI nor Newco has any material operations or liabilities of any kind other than those engaged in or incurred in connection with this Agreement and the Other Agreements and the transactions contemplated hereby and thereby, including the IPO.

        Section 5.08. COMPLIANCE WITH LAWS; NO LITIGATION. Each of OEI and Newco is in compliance with all Governmental Requirements applicable to it, and no Litigation is pending or, to the knowledge of OEI, threatened to which OEI or Newco is or may become a party which questions or involves the validity or enforceability of any obligation of OEI or Newco under any Transaction Document, or which seeks (or reasonably may be expected to seek) (a) to prevent or delay consummation by OEI or Newco of the transactions contemplated by this Agreement to be consummated by OEI or Newco, as the case may be, or (b) Damages from OEI or Newco in connection with any such consummation.

        Section 5.09. NO BROKERS. OEI has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby, employed any broker, finder or agent, or agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

        Section 5.10. PRIVATE PLACEMENT MEMORANDUM. At the date hereof, the Private Placement Memorandum (other than the historical financial statements, including the notes thereto, of the Founding Companies (other than the Company) and the historical information contained therein respecting the Company and the Stockholders, to which this Section 5.10 does not apply) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

        Section 5.11. REGISTRATION AND OTHER RIGHTS. Except as set forth in the Registration Rights Agreement or otherwise described in the Private Placement Memorandum or the Registration Statement, at the Effective Time OEI will have no
(a) commitment to any Person to cause securities of OEI to be registered under the Securities Act or the securities laws of any state, (b) outstanding Derivative Securities, or (c) outstanding agreements or commitments of any character committing OEI to issue or acquire shares of its Capital Stock or Derivative Securities.

                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

        Section 6.02  ACCESS AND COOPERATION; DUE DILIGENCE.

               (a) From the date of this Agreement until the IPO Closing Date, the Company, for the benefit of OEI and each Other Founding Company, will (i) afford to the Representatives of OEI and each Other Founding Company reasonable access to all the key employees, sites, properties, books and records of each of the Company and the Company Subsidiaries,
        (ii) provide OEI with such additional financial and operating data and other information relating to the business and properties of each of the Company and the Company Subsidiaries as OEI or any Other Founding Company may from time to time reasonably request, and (iii) cooperate with OEI and each Other Founding Company and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents or any Other Transaction Documents. Each Stockholder and the Company agree, for the benefit of OEI and each Other Founding Company, that they will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to each Other Founding Company as confidential in accordance with the provisions of Section 11.01. In addition, OEI will cause each Other Founding Company to enter into a provision identical to this Section 6.02 to require each Other Founding Company to keep confidential any Confidential Information respecting any of the Company and the Company Subsidiaries obtained by that Other Founding Company.

               (b) Each of the Company and the Stockholders will use its best efforts to secure, as soon as practicable after the execution of this Agreement, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

               (c) From the date hereof until the IPO Closing Date, OEI and Newco will (i) afford to the Representatives of the Company and the Stockholders access to all sites, properties, books and records of OEI and Newco, (ii) provide the Company with such additional financial and operating data and other information relating to the business and properties of OEI and Newco as the Company or any Stockholder may from time to time reasonably request, and (iii) cooperate with the Company and the Stockholders and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents.

               (d) If this Agreement is terminated pursuant to Section 12.01, OEI promptly will return all written Confidential Information of the Company it then possesses to the Company.

        Section 6.03. CONDUCT OF BUSINESS PENDING CLOSING. From the date of this Agreement until the Effective Time, the Company will, and will cause each Company Subsidiary to, except as and only to the extent set forth in Schedule 6.03:

               (a) carry on its businesses in substantially the same manner as it has before, and not introduce any material new method of management, operation or accounting;

               (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all its obligations under agreements relating to or affecting its assets, properties and other rights;

               (d) keep in full force and effect, without interruption, all its present insurance policies or other comparable insurance coverage;

               (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees, and (iii) maintain its relationships with suppliers, subcontractors, customers and others having business relations with it;

               (f) comply in all material respects with all applicable Governmental Requirements; and

               (g) except as required or expressly permitted by this Agreement, maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not enter into new or amended Indebtedness or lease instruments or agreements involving amounts over $25,000 in any case or $50,000 in the aggregate, without the prior written consent of OEI (which consent will not be unreasonably withheld).

        Section 6.04. PROHIBITED ACTIVITIES. From the date of this Agreement until the Effective Time, without the prior written consent of OEI or unless as required or expressly permitted by this Agreement, the Company will not, and will not permit any Company Subsidiary to, except as and only to the extent set forth in Schedule 6.04:

               (a)    make any change in its Charter Documents;

               (b) issue any of its Capital Stock or issue or otherwise create any of its Derivative Securities;

               (c) make any Restricted Payment (other than as provided in Schedule 6.04);

               (d) make any investments (other than Permitted Investments) in the Capital Stock, Derivative Securities or Indebtedness of any Person;

               (e) enter into any contract or commitment (other than an Engineering Contract) or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $25,000 otherwise than in the ordinary course of its business and consistent with its past practice;

               (f) increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of any of the Company and the Company Subsidiaries or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

               (g) create or assume any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 and necessary or desirable for the conduct of the business of any of the Company and the Company Subsidiaries;

               (h) adopt, establish, amend (except as may be necessary to comply with any Governmental Requirement or to maintain the qualified or exempt status of a Plan under ERISA or the Code) or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures, or take any discretionary action, or omit to take any contractually required action, if that action or omission could either (i) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (ii) increase the liabilities or obligations under any such plan;

               (i) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased Property, Plant or Equipment otherwise than in the ordinary course of its business and consistent with its past practice;

               (j) negotiate for the acquisition of any business or the start-up of any new business;

               (k) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity;

               (1) waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, but such adjustments will not be deemed to be included in Section 4.17 of the Disclosure Statement unless specifically listed in the Supplemental Information;

               (m) commit a material breach of or amend materially or terminate any Material Agreement of the Company or any of its Governmental Approvals; or

               (n) enter into any other transaction (i) outside the ordinary course of its business and consistent with its past practice or (ii) prohibited hereby.

        Section 6.05. NO SHOP: RELEASE OF DIRECTORS.

               (a) Each of the Company and the Stockholders agrees that, from the date of this Agreement until the Effective Time, neither the Company nor any Stockholder, nor any of their respective officers and directors shall, and the Company and each Stockholder will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being herein called an "ACQUISITION PROPOSAL") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Company, any Other Founding Company or OEI to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and each Stockholder will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons previously conducted with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 6.05(a) of the obligations undertaken in this Section 6.05(a); and (ii) notify OEI immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company or any Stockholder.

               (b) Each of the Company and the Stockholders hereby (i) waives every right, if any, the Governmental Requirements of the Company's Organization State afford the Company or Stockholders to require the Company's directors (or their equivalents if the Company is not a corporation), in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this
        Section 6.05 and (ii) releases each such person from any and all liability he might otherwise have to the Company or any Stockholders but for this release.

        Section 6.06. NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to OEI of (a) the existence or occurrence of each condition or state of facts which becomes known to them and which will or reasonably could be expected to cause any representation or warranty of the Company or any Stockholder contained herein to be untrue or incorrect in any material respect at or prior to the Closing or on the IPO Closing Date and (b) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder. OEI shall give prompt notice to the Company of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of OEI or Newco contained herein to be untrue or inaccurate at or prior to the Closing or on the IPO Closing Date and (b) any material failure of OEI or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.06 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to
Section 6.07, (b) modify the conditions set forth in Article VII or (c) limit or otherwise adversely affect the remedies available hereunder to the party receiving that notice.

        Section 6.07. SUPPLEMENTAL INFORMATION. Each of the Company and the Stockholders agrees that, with respect to its representations and warranties contained in this Agreement, it will have the continuing obligation until the Closing to provide OEI promptly with such additional supplemental Information (collectively, the "SUPPLEMENTAL INFORMATION"), in the form of (a) amendments to then existing Schedules or Sections of the Disclosure Statement or (b) additional Schedules or Sections of the Disclosure Statement, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Company or any Stockholder, to make each of those representations and warranties true and correct in all material respects as of the Closing and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of OEI and Newco which are specified in Sections 7.04(a)(ii)(A) and 7.04(b)(ii) have been satisfied, and not for any purpose under Article IX, the Schedules and the Disclosure Statement as of the Closing and on the IPO Closing Date shall be deemed to be the Schedules and the Disclosure Statement as of the date hereof as amended or supplemented by the Supplemental Information provided to OEI prior to the Closing pursuant to this
Section 6.07; PROVIDED, HOWEVER, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect on the Company which was not reflected in the determination of the Merger Consideration or (b) in the judgment of OEI (which shall be conclusive for purposes of this Section 6.07 and Article XII, but not for any purpose of
Article IX), are having or will have a Material Adverse Effect on the Company or the Surviving Corporation, as the case may be, OEI will be entitled either (i) to terminate this Agreement pursuant to Section 12.01(a)(iv) or (ii) to treat as OEI Indemnified Losses for all purposes of Article IX (which treatment will not prejudice the right of any Stockholder under Article IX to contest Damage Claims made by OEI in respect of those OEI Indemnified Losses) all Damages to the Company or the Surviving Corporation which are attributable to the circumstances, conditions, events and states of facts first disclosed herein after the date hereof in the Supplemental Information; and PROVIDED FURTHER, HOWEVER, that if the circumstances, conditions, events or states of facts disclosed in the Supplemental Information and having or judged to have in the future such a Material Adverse Effect (A) have not resulted from a breach by the Company or the Stockholders of any of their covenants set forth in Article VI or elsewhere in this Agreement and (B) do not indicate that any representation or warranty of the Stockholders and the Company made in Articles III and IV shall have been untrue or inaccurate at the date of this Agreement, then OEI shall only be entitled to terminate this Agreement pursuant to Section 12.01(a)(iv), and shall not be entitled to treat as OEI Indemnified Losses any such Damages to the Company or the Surviving Corporation. OEI will provide the Company with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

        Section 6.08. COOPERATION IN CONNECTION WITH THE IPO. The Company and the Stockholders will (a) provide OEI and the Underwriter with all the Information concerning the Company or any of the Stockholders which is reasonably requested by OEI and the Underwriter from time to time in connection with effecting the IPO and (b) cooperate with OEI and the Underwriter and their respective Representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto. The Company and each Stockholder agree promptly to (a) advise OEI if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Company, any Company Subsidiary or the Stockholders becomes incorrect or incomplete in any material respect and (b) provide OEI with the information needed to correct or complete that information.

        Section 6.09. ADDITIONAL FINANCIAL STATEMENTS. The Company will furnish to OEI:

               (a) as soon as available and in any event within 30 days after the end of each of the Company's fiscal quarters which ends prior to the IPO Pricing Date, an unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of the end of that fiscal quarter and the related consolidated statements of income or operations, cash flows and stockholders' or other owners' equity for that fiscal quarter and for the period of the Company's fiscal year ended with that quarter, in each case (i) setting forth in comparative form the figures for the corresponding portion of the Company's previous fiscal year and (ii) prepared in accordance with GAAP applied on basis consistent throughout the periods indicated (excepting footnotes) and consistent with the basis on which the Initial Financial Statements including the Current Balance Sheet were prepared; and

               (b) if requested by OEI in connection with any amendment of the Registration Statement and promptly following any such request, such summary consolidated operating or other financial information of the Company and the Company Subsidiaries as of the end of either the first or second fiscal month in any of the Company's fiscal quarters as OEI may request.

        Section 6.10. TERMINATION OF PLANS. If requested by OEI, the Company will, or will cause the applicable Company Subsidiary to, if permitted by all applicable Governmental Requirements to do so, terminate each Plan identified in
Section 4.26(c) or (d) of the Disclosure Statement as a "Plan To Be Terminated" at, or if agreed by the Company, prior to, the Effective Time.

        Section 6.11. DISPOSITION OF UNWANTED ASSETS. At or prior to the Closing, the Company will make all arrangements and take all such actions as are necessary and satisfactory to OEI to dispose, prior to the Effective Time, of those assets of it or of one or more of the Company Subsidiaries which are listed in, and which shall be disposed of as provided in, Schedule 6.11.

        Section 6.12. HSR ACT MATTERS. If OEI shall determine that filings under the HSR Act are necessary or appropriate in connection with the effectuation of the Merger or the consummation of the acquisitions contemplated by the Other Agreements, and advises the Company in writing of that determination, the Company promptly will compile and file or provide to OEI for filing under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 7.02(b). All filing fees associated with filings under the HSR Act shall be paid by OEI.

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

        Section 7.02. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.

               (a) The obligation of each Party to take the actions contemplated to be taken by that Party at the Closing is subject to the satisfaction of each of the following conditions on or before the date of the
        Closing:

                      (i) NO LITIGATION. No Litigation shall be pending on the
               date of the Closing to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from OEI or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

                      (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals
               (other than the acceptance for filing of the Certificate of Merger) required to be obtained by any of the Company, OEI and Newco in connection with the consummation of the Merger and the IPO shall have been obtained; and

                      (iii) THE REGISTRATION STATEMENT. (A) The Registration
               Statement, as amended to cover the offering, issuance and sale by OEI of such number of shares of OEI Common Stock at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to OEI (net of the Underwriter's discount or commissions) in at least the amount (the "MINIMUM CASH AMOUNT") sufficient when added to the funds, if any, available from other sources (the "OTHER FINANCING SOURCES"), if any, and as set forth in the Registration Statement when it becomes effective under the Securities Act to enable OEI to pay or otherwise deliver on the IPO Closing Date (1) the total cash portion of the Merger Consideration then to be delivered pursuant to Section 2.04, (2) the total cash portion of the merger or other acquisition consideration then to be delivered pursuant to the Other Agreements as a result of the consummation of the mergers or other acquisition transactions contemplated thereby, and (3) the total amount of Indebtedness of the Founding Companies and OEI which the Registration Statement discloses at the time it becomes effective under the Securities Act will be repaid on the IPO Closing Date with proceeds received by OEI from the IPO and the Other Financing Sources, shall have been declared effective under the Securities Act by the SEC; (B) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and the SEC shall not have initiated or threatened to initiate Litigation for that purpose; (C) the Underwriter shall have agreed in writing (the "UNDERWRITING AGREEMENT," which term includes the related pricing agreement, if any) to purchase from OEI on a firm commitment basis for resale to the public initially at the IPO

               Price, subject to the conditions set forth in the Underwriting Agreement, such number of shares of OEI Common Stock covered by the Registration Statement as, when multiplied by the price per share of OEI Common Stock to be paid by the Underwriter to OEI pursuant to the Underwriting Agreement, shall equal at least the Minimum Cash Amount; and (D) neither the Registration Statement nor the Final Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which those statements are made, not misleading.

               (b) The obligation of each Party hereto with respect to the actions to be taken on the IPO Closing Date is subject to the satisfaction on that date of each of the following conditions:

                      (i) NO LITIGATION. No Litigation shall be pending on the
               IPO Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from OEI or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

                      (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals
               required to be obtained by the Company, OEI and Newco in connection with the consummation of the Merger and the IPO shall have been obtained;

                      (iii) RECEIPT OF CERTAIN CERTIFICATES. Each party to the
               Transferors' Agreement or his Representative shall have received the certificates that such party is entitled to receive on the IPO Closing Date pursuant to Section 3.5 of the Transferors' Agreement;

                      (iv) REGISTRATION STATEMENT AND FINAL PROSPECTUS. Neither
               the Registration Statement, in its form at the Effective Time, nor the Final Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which those statements are made, not misleading; and

                      (vi) CLOSING OF THE IPO. (A) OEI shall have issued and
               sold shares of OEI Common Stock to the Underwriter in accordance with the Underwriting Agreement for initial resale at the IPO Price and received payment therefor in an amount at least equal to the amount by which (1) the Minimum Cash Amount exceeds (2) the aggregate amount of funds actually received on the IPO Closing Date, if any, from any one or more of the Other Financing Sources and (B) the IPO Price shall have been at least $9.60.

        Section 7.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and each Stockholder with respect to actions to be taken by them at or before the Closing and the actions to be taken on the IPO Closing Date are subject to the satisfaction, or the written waiver by the Company on behalf of itself and each Stockholder pursuant to Section 11.05 on or before the date of the Closing of, in addition to the conditions specified in Section 7.02 (a) or
7.02 (b), as applicable, (i) all the conditions set forth in Section 7.01 (b), if any, and (ii) all the following conditions:

                      (A) REPRESENTATIONS AND WARRANTIES. All the
               representations and warranties of OEI and Newco in Article V shall be true and correct in all material respects as of the Closing as though made at that time;

                      (B) DELIVERY OF DOCUMENTS. OEI shall have delivered to the
               Company, with copies for each Stockholder:

                             (1) an OEI officer's certificate respecting the
                      representations and warranties of OEI and Newco in Article V and compliance with the covenants of OEI and Newco in
                      Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

                             (2) opinions dated the IPO Closing Date and
                      addressed to the Company and the Stockholders from Counsel for OEI and Newco substantially in the forms thereof attached as exhibits to the Closing Memorandum, upon which the Underwriters and their counsel are authorized to rely;

                             (3) a certificate of the secretary or any assistant
                      secretary of OEI in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which there shall be attached, (a) the Charter Documents of OEI and Newco (certified by the Secretary of State of the State of Delaware in the case of the certificates of incorporation of OEI included therein); (b) the resolutions of the boards of directors of OEI and Newco respecting the Transaction Documents and the transactions contemplated thereby; (c) a certificate respecting the incumbency and true signatures of the OEI and Newco officers who execute the Transaction Documents on behalf of OEI and Newco, respectively; (d) a specimen certificate evidencing shares of OEI Common Stock; (e) the prospectus included in the Registration Statement when it became effective; and (f) a facsimile copy of the Underwriting Agreement as executed and delivered by OEI and the Underwriter;

                             (4) the Registration Rights Agreement duly executed
                      and delivered by OEI; and

                             (5) a certificate, dated as of a Current Date, duly
                      issued by the Secretary of State of the State of Delaware, showing OEI to be in good standing and authorized to do business in that State.

        Section 7.04. CONDITIONS TO THE OBLIGATIONS OF OEI AND NEWCO.

               (a) The obligations of OEI and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing of, in addition to the conditions specified in Section 7.02 (a), (i) all the conditions set forth in Section 7.01(c), if any, and (ii) all the following conditions:

                      (A) REPRESENTATIONS AND WARRANTIES. All the
               representations and warranties of the Stockholders and the Company in Articles III and IV shall be true and correct in all material respects as of the Closing as though made at that time;

                      (B) DELIVERY OF DOCUMENTS. The Stockholders and the
               Company shall have delivered to OEI:

                             (1) a Company officer's certificate, signed by a
                      Responsible Officer, respecting the representations and warranties of the Stockholders and the Company in Articles III and IV and compliance with the covenants of the Stockholders and the Company in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

                             (2) opinions dated the IPO Closing Date and
                      addressed to OEI and the Underwriters, respectively, from Counsel for the Company and the Stockholders substantially in the form thereof attached as exhibits to the Closing Memorandum;

                             (3) a certificate of the secretary or any assistant
                      secretary of the Company in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (a) the Charter Documents of the Company; (b) the resolutions of the board of directors of the Company respecting the Transaction Documents and the transactions contemplated thereby; and (c) a certificate respecting the incumbency and true signatures of the Responsible Officers who execute the Transaction Documents on behalf of the Company;

                             (4) from each Stockholder, a General Release duly
                      executed and delivered by that Stockholder;

                             (5) from each Stockholder, an executed Form W-9 or
                      Form W-8, as the case may be, and in the event any Stockholder is not a U.S. citizen or resident for U.S. tax purposes, from the Company, a properly executed statement in form and substance reasonably acceptable to OEI for purposes of satisfying OEI's obligation under Treasury regulations Section 1.1445-2(c)(3) promulgated under the Code; and

                             (6) for each of the Company and the Company
                      Subsidiaries, a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State and, unless waived by OEI, in each other jurisdiction listed for it in Section 4.02 of the Disclosure Statement, showing it to be in existence, good standing (or otherwise in tax compliance) and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its Organization State and those other jurisdictions for all periods prior to the Closing have been filed and paid.

               (b) The obligations of OEI and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of (i) all the conditions set forth in Section 7.01(d), if any, and (ii) the condition that all the representations and warranties of the Stockholders and the Company in Articles III and IV shall be true and correct in all material respects as of the IPO Closing Date as though made on that date.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

        Section 8.02. DISCLOSURE. If, subsequent to the IPO Pricing Date and prior to the 25th day after the date of the Final Prospectus, any Stockholder becomes aware of any fact or circumstance which would change (or, if after the Effective Time, would have changed) a representation or warranty of the Company or any Stockholder in this Agreement or would affect any document delivered pursuant hereto in any material respect that Stockholder will promptly give notice of that fact or circumstance to OEI.

        Section 8.03. PREPARATION AND FILING OF TAX RETURNS. Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

        Section 8.04. DIRECTORS. OEI will cause such corporate proceedings as on its part will be necessary to cause each of the persons, if any, who are named in the Final Prospectus as persons who will become members of the board of directors of OEI following the Effective Time to be appointed to the board when the prospectus so provides.

        Section 8.05. REMOVAL OF GUARANTIES. Within ten days following the Effective Time, OEI will cause the Stockholder Guaranties listed in Schedule
8.05 to be terminated.

                                   ARTICLE IX

                                 INDEMNIFICATION

        Section 9.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the provisions of this Agreement will survive the Closing and the Effective Time notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to Section 6.07, provided that the representations and warranties set forth in Articles IV, V and VI and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire two years after the IPO Closing Date, except as follows: (a) the representations and warranties of the Stockholders which relate expressly or by necessary implication to Taxes or ERISA will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); (b) the representations and warranties of the Stockholders which relate expressly or by necessary implication to the environment or Environmental Laws will survive for a period of three years form the Effective Time; and (c) the representations and warranties of OEI and the Company will terminate and expire at the Effective Time. After a representation and warranty has terminated and expired, no claim for indemnification will or may be sought on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article IX to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 9.02, no claim presented in writing for indemnification pursuant to this Article IX on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by the termination and expiration.

        Section 9.03. INDEMNIFICATION OF OEI INDEMNIFIED PARTIES.

               (a) Subject to the applicable provisions of Sections 9.02 and 9.07, the Stockholders covenant and agree that they, jointly and severally, will indemnify, protect and hold harmless each OEI Indemnified Party, and, solely with respect to clause (iii) of this
        Section 9.03(a), the Underwriters from and after the Effective Time, from and against all Damages that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein (other than in Article III) or in certificates delivered in connection herewith (other than in respect of certificates relating only to the representations and warranties in Article III), (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement, (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement of a material fact relating to the Company and the Company Subsidiaries, or any of them, which is (1) provided to OEI or its counsel, or the Underwriters and their counsel, by the Company or the Stockholders and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged


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        omission to state therein a material fact relating to the Company and the Company Subsidiaries, or any of them, required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and which is not provided to OEI or its counsel by the Company or the Stockholders (each such Damage Claim and each Damage Claim described in Section 9.03(b) being an "OEI INDEMNIFIED LOSS").

               (b) Each Stockholder, severally and not jointly with any other Person, covenants and agrees that he will indemnify, protect and hold harmless each OEI Indemnified Party, and, solely with respect to clause
        (iii) of this Section 9.03(a), the Underwriters from and after the Effective Time, from and against, and hold each OEI Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Stockholder solely as to that Stockholder set forth in Article III or in certificates delivered by that Stockholder and relating to those representations and warranties,
        (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Stockholder under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on
        (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Stockholder which is (1) provided to OEI or its counsel, or the Underwriters and their counsel, by that Stockholder and
        (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating solely to that Stockholder required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and which is not provided to OEI or its counsel, or the Underwriters and their counsel, by that Stockholder.

               (c) Notwithstanding anything to the contrary contained herein, the amount of any Damages sustained by any Indemnified Party shall be determined only after giving credit for the amount of the net monetary benefit received by such Indemnified Party from any insurance carrier with respect to any policy of insurance (not including any amounts the Indemnified Party is required to pay with respect to deductibles or to reimburse to such insurer), resulting from or attributable to, the event, occurrence, state of facts, actions or other circumstance causing or giving rise to such Damages.

               (d) The Underwriters shall be deemed third party beneficiaries of the indemnification obligations of the Stockholders set forth in paragraphs (a) and (b) of this Section 9.03, with respect to the matters specified therein as to which they are to be indemnified. The Stockholders agree to execute such documents as the Underwriters may reasonably request to confirm the Stockholders' indemnification obligations to the Underwriters.


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        Section 9.04. INDEMNIFICATION OF STOCKHOLDER INDEMNIFIED PARTIES. OEI
covenants and agrees that it will indemnify each Stockholder Indemnified Party against, and hold each Stockholder Indemnified Party harmless from and in respect of, all Damage Claims (that arise from, are based on or relate or otherwise are attributable to (i) any breach by OEI or Newco of their representations and warranties set forth herein or in their certificates delivered to the Company or the Stockholders in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of OEI or Newco under this Agreement (each such Damage Claim being a "STOCKHOLDER INDEMNIFIED LOSS"); or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to OEI, Newco or any of the Other Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to OEI, Newco or any of the Other Founding Companies, or any of them, required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        Section 9.05. CONDITIONS OF INDEMNIFICATION.

               (a) All claims for indemnification under this Agreement shall be asserted and resolved as provided in this Section 9.05.

               (b) A party claiming indemnification under this Agreement (an "INDEMNIFIED PARTY") shall promptly (i) notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("CLAIM NOTICE") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to the claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of the claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.02, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of the claim. Within 15 days after receipt of any Claim Notice (the "ELECTION PERIOD"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to the Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to the Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim.


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               (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.05(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to the Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of the Third Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party if found liable hereunder, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.05(c) and will bear its own costs and expenses with respect to its participation; PROVIDED, HOWEVER, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of the action on behalf of the Indemnified Party.

               (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this
        Article IX, (B) elects not to defend the Indemnified Party pursuant to
        Section 9.05(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to
        Section 9.05(c) or (ii) elects to defend the Indemnified Party pursuant to Section 9.05(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party


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        shall not be required to bear the costs and expenses of the Indemnified
        Party's defense pursuant to this Section 9.05 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable and appropriate costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
        Section 9.05(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

               (e) If any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "INDEMNITY NOTICE") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of the claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed the claim, as provided above, the dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 60 days after the date of delivery of the Indemnity Notice.

               (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article IX relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 9.05(e) shall be made within 30 days after the later of (i) the expiration of the 60-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. If and after the aggregate amount of all Damage Claims paid by a Stockholder under this Article IX equals or exceeds the amount of cash included in the Merger Consideration received by that Stockholder, then that Stockholder, in payment and satisfaction of any remaining unsatisfied or subsequent Damage Claims in respect of which that Stockholder may be required to indemnify any OEI Indemnified Party, may transfer and surrender to the Company such number of shares of OEI Common Stock included in the Merger Consideration received by such Stockholder as shall equal (i) the amount of all such remaining unsatisfied or subsequent Damage Claims divided by
        (ii) $12 or, if at the time such Stockholder pays such remaining Damage Claim such Stockholder is prohibited from selling shares of the OEI Common Stock pursuant to Section 11.02, the greater of $12 or the Current Market Price.


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        Section 9.06. REMEDIES EXCLUSIVE. Except as otherwise expressly provided in this Agreement, the remedies provided in this Article IX are the exclusive remedies available to one party against the other, either at law or in equity, in respect of any matter indemnified against in this Article IX.

        Section 9.07. LIMITATIONS ON INDEMNIFICATION.

               (a) Notwithstanding the provisions of Section 9.03(a), neither the Company nor any of the Stockholders shall be required to indemnify or hold harmless any of the OEI Indemnified Parties on account of any OEI Indemnified Loss under Section 9.03(a) unless the liability of the Company and the Stockholders in respect of that OEI Indemnified Loss, when aggregated with the liability of the Company and the Stockholders in respect of all OEI Indemnified Losses under Section 9.03 (a), exceeds, and only to the extent the aggregate amount of all those OEI Indemnified Losses does exceed, the Threshold Amount. In no event shall
        (i) the aggregate joint and several liability of the Company and the Stockholders under this Agreement, including Section 9.03(a), exceed the Ceiling Amount or (ii) the aggregate liability of each Stockholder under this Agreement, including Sections 9.03(a) and 9.03(b), exceed the product of the Pro Rata Share of that Stockholder multiplied by the Ceiling Amount.

               (b) Notwithstanding the provisions of Section 9.04, OEI shall not be required to indemnify or hold harmless any of the Stockholder Indemnified Parties on account of any Stockholder Indemnified Loss unless the liability of OEI in respect of that Stockholder Indemnified Loss, when aggregated with the liability of OEI in respect of all Stockholder Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Stockholder Indemnified Losses does exceed, the Threshold Amount. In no event shall OEI be liable under this Agreement, including Section 9.04, for any amount in excess of the Ceiling Amount.


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                                   ARTICLE XI

                               GENERAL PROVISIONS

        Section 11.01.TREATMENT OF CONFIDENTIAL INFORMATION.

               (a) Each of the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries and OEI and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of OEI will not disclose such Confidential Information to any Person except (a) Representatives of OEI, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this
        Section 11.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Stockholder, (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to OEI and provide OEI with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section
        11.01 with respect to any Confidential Information, OEI shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting OEI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

               (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 11.01(a), and because of the immediate and irreparable damage that would be caused to OEI for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that OEI may enforce the provisions of Section 11.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

               (c) The obligations of OEI set forth in Section 6.02(d) are incorporated in this Section 11.01 by this reference.

               (d) The obligations of the parties under this Section 11.01 shall survive the termination of this Agreement.


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